Exhibit 10.3

NINTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This NINTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of August 16, 2006 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”) and EXECUTIVE RELOCATION CORPORATION (“Executive Relo”), as Servicers and Originators, the Purchasers party thereto and LASALLE BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the “Agent”).

RECITALS

A.    The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of December 23, 2004 and amended as of March 31, 2005, May 31, 2005, June 30, 2005, September 30, 2005, November 14, 2005, December 9, 2005, March 27, 2006 and August 15, 2006 (as so amended, the “Receivables Sale Agreement”).

B.     The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Certain Defined Terms.   Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2.   Amendments to Receivables Sale Agreement.   The Receivables Sale Agreement is hereby amended as follows:

(a)   Increases in Purchase Limit.   Article I of the Receivables Sale Agreement is hereby amended by adding thereto the following Section 1.10:

“Section 1.10. Increases in Aggregate Commitment and Purchase Limit. (a) Request for Increase. Provided there exists no Potential Termination Event, upon notice to the Agent (which shall promptly notify the Purchasers), the Seller may from time to time on or prior to December 31, 2006, request an increase in the Aggregate Commitment and the Purchase Limit by an amount (for all such requests) not exceeding $25,000,000; provided that any such request for an increase shall be in a minimum amount of $2,000,000.

(b)   Purchasers.   To achieve the full amount of a requested increase and subject to the approval of the Agent, the Seller may invite existing Purchasers to increase their respective Commitments and/or additional Persons to become Purchasers pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel; provided that nothing herein shall require any Purchaser to increase its Commitment. Any Commitment of a Person becoming a new Purchaser under this Section 1.10 shall be in an amount of at least $5,000,000.

(c)   Effective Date and Allocations.   If the Aggregate Commitment and Purchase Limit are increased in accordance with this Section, the Agent and the Seller shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Seller and the Purchasers of the final allocation of such increase and the Increase Effective Date.

(d)   Effectiveness of Increase.   As a condition precedent to such increase, the Seller shall deliver to the Agent a certificate of each SIRVA Entity dated as of the Increase Effective Date confirming that all corporate or limited liability company action to authorize such increase has been taken and that no Potential Termination Event exists and the SIRVA Entities shall pay an increase fee of 0.15% of the amount of each increase of the Commitment of any Purchaser to the Agent for the account of such Purchaser. The Purchasers shall make and receive such payments between themselves on the Increase Effective Date to the extent necessary to make their respective Purchase Interests pro rata in accordance with their respective Commitments after giving effect to such increase. Schedule II to the Receivables Sale Agreement shall be modified to reflect the increase in the Aggregate Commitment, any new Purchaser and any change in Commitments.

(b)   Definition of Aggregate Commitment.   The definition of “Aggregate Commitment” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read in its entirety as follows:

““Aggregate Commitment” means the aggregate of all Commitments of each Purchaser, as such amount may be reduced pursuant to Section 1.5 or increased pursuant to Section 1.10.”

(c)   Eligible Receivable Definition.   The definition of “Eligible Receivable” in Schedule I to the Receivables Sale Agreement is hereby amended so that clause (i) thereof reads in its entirety as follows:

“(i)   each Obligor of which (A) is a resident of, organized under the laws of, and with its chief executive office in, the United States; (B) is not an Affiliate of any of the parties hereto or an Originator; (C) is not a government or a governmental subdivision or agency (provided that an Obligor may be the United States or any Federal department or agency thereof subject to the Federal Assignment of Claims Act, provided that the requirements of such Act have been complied with to the satisfaction of the Agent); and (D) is either an Eligible Relocating Employee or an Eligible Employer in good standing;”

(d)   Eligible Receivables Balance Definition.   The definition of “Eligible Receivables Balance” in Schedule I to the Receivables Sale Agreement is hereby amended to read in its entirety as follows:

““Eligible Receivables Balance” means, at any time, the aggregate principal balance outstanding at such time of all Receivables included in the Eligible Receivables as of the most recent Measurement Date and the aggregate outstanding principal balance of all Eligible Receivables arising after the most recent Measurement Date. For the avoidance of doubt, the Eligible Receivables Balance does not include any Receivables paid since the most recent Measurement Date.”

(e)   Net Receivables Balance Definition.   The definition of “Net Receivables Balance” in Schedule I to the Receivables Sale Agreement is hereby amended to read in its entirety as follows:

““Net Receivables Balance” means at any time (a) the Eligible Receivables Balance minus (b) the sum of the following amounts, as determined without duplication as of the most recent Measurement Date, (i) the portion of the Eligible Receivable Balance in excess of the Concentration Limit for each Employer, (ii) the Unbilled Miscellaneous Receivable Excess Concentration, (iii) all unapplied Advance Employer Payments, and (iv) the Aged Equity/Mortgage Receivables Excess Amount.”

(f)   Outside Date Definition.   The definition of “Outside Date” in Schedule I to the Receivables Sale Agreement is hereby amended so that clause (a) reads in its entirety as follows:

“(a)  with respect to any Equity Advance, Final Equity Payment or Mortgage Payment, the earlier of (i) 270 days following the funding of such Equity Advance by the related Originator and (ii) if the related Receivable is a Billed Receivable, the date specified in clause (b) or (c) below, as applicable;”

(g)   Purchase Limit Definition.   The definition of “Purchase Limit” in Schedule I to the Receivables Sale Agreement is hereby amended to read in its entirety as follows:

““Purchase Limit” means $200,000,000, as such amount may be reduced pursuant to Section 1.5 or increased pursuant to Section 1.10.”

(h)   Purchaser Reserve Definition.   The definition of “Purchaser Reserve” in Schedule I to the Receivables Sale Agreement is hereby amended to read in its entirety as follows:

““Purchaser Reserve” means, for each Purchaser, at any time, the sum of (a) 25% of the Aged Equity/Mortgage Receivables Portion of the outstanding Investment of such Purchaser at such time, plus (b) 15% of the remaining portion of the outstanding Investment of such Purchaser at such time.”

(i)   Termination Event Definition.   The definition of “Termination Event” in Schedule I to the Receivables Sale Agreement is hereby amended so that clause (f) thereof reads in its entirety as follows:

“(f)   the Dilution Ratio exceeds 2% for any calendar month, or the Default Ratio exceeds 12% for any calendar month; or”

(j)     The following new definitions are hereby added to Schedule I to the Receivables Sale Agreement, in the applicable alphabetical positions:

““Aged Equity/Mortgage Receivables” means at any time the aggregate principal amount outstanding at such time of all Equity Advances, Final Equity Payments and Mortgage Payments that, as of the most recent Measurement Date, were outstanding more than 180 days but less than 270 days after their funding by the related Originator. For the avoidance of doubt, Aged Equity/Mortgage Receivables do not include any Receivables paid since the most recent Measurement Date.”

““Aged Equity/Mortgage Receivables Excess Amount” means at any time an amount equal to (x) the Aged Equity/Mortgage Receivables minus (y) 10% of an amount equal to (i) the Net Receivables Balance minus (ii) the aggregate Purchaser Reserves for all Purchasers.”

““Aged Equity/Mortgage Receivables Portion” means at any time an amount equal to

(x)    (i)   the Aged Equity/Mortgage Receivables minus (ii) the Aged Equity/Mortgage Receivables Excess Amount,

divided by

(y)    the Net Receivables Balance.”

““Measurement Date” means the last day of each calendar month and any other date designated as a Measurement Date by the Agent.”

““Ninth Amendment” means the Ninth Amendment to Amended and Restated Receivables Sale Agreement, dated as of August 16, 2006, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.”

3.   Reservation of Rights.   By press releases dated January 31, 2005, March 15, 2005, June 20, 2005, June 22, 2005 and September 21, 2005, SIRVA, Inc. announced various matters, including the existence of a formal investigation by the SEC of such practices and processes. Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of certain financial reports and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the Fifth Amendment, that are the subject of such review and investigation or any related matters. The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(a)(vi) of the Fifth Amendment.

4.   Representations and Warranties.   With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i)   Representations and Warranties.   The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

(ii)   Enforceability.   The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)   No Potential Termination Event.   No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

(iv)   Specified Adjustments.   Except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment, the adjustments described in the definition of “Specified Adjustment” do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

5.   Acknowledgment by Originators.   Each of SIRVA Relo and Executive Relo, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Sections 2 and 3 hereof.

6.   Effect of Amendment.   Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

7.   Effectiveness.   This Amendment shall become effective upon the date on which all of the following occur (the “Amendment Effective Date”): receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Purchasers and consented to by Parent and NAVL.

8.   Headings; Counterparts.   Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

9.   Cumulative Rights and Severability.   All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

10.   Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Douglas V. Gathany
Title: President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION, as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Purchaser and Agent

By:	/s/ Marlee Zweigbaum
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Purchaser

By:	/s/ Rebecca L. Milligan
Title:	Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC., as Purchaser

By:	/s/ Mark J. Long
Title:	Vice President

E*TRADE BANK, as Purchaser

By:	/s/ Sam Crow
Title:	Senior Manager

U.S. BANK NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Brett M. Justman
Title:	AVP

WELLS FARGO BANK, N.A., as Purchaser

By:	/s/ Andrew S. Cadler
Title:	Vice President

ALLIED IRISH BANKS, P.L.C., as Purchaser

By:	/s/ Gregory J. Wiske
Title:	Vice President

By:	/s/ Joanne Gibson
Title:	Assistant Vice President